Greenwich Street Series Fund
Intermediate High Grade Portfolio


Sub-Item 77Q1

Registrant incorporates by reference Registrant's Proxy Statement dated APRIL 15, 2005 filed on APRIL 15, 2005.
(Accession No. 0001193125-05-153876)